Exhibit 99.2

Amarin Announces Planned Retirement of Joseph T Kennedy, EVP, General Counsel

DUBLIN, Ireland and BRIDGEWATER, N.J., April 29, 2021 -- Amarin Corporation plc (NASDAQ:AMRN), today announced that Joseph T. Kennedy has informed the board of directors of his decision to retire as executive vice president, general counsel and strategic initiatives. A search is underway at Amarin for a new general counsel. Mr. Kennedy has agreed to continue in his role until a replacement is hired and manage certain legacy matters through the end of 2021. He is committed to a smooth transition of responsibilities.

Dr. Lars Ekman, Chairman of Amarin’s Board of Directors, commented, “The board and management at Amarin are profoundly grateful to Joe for his service to the company over the last decade. As EVP at Amarin, Joe’s critical thinking, ingenuity and persistence repeatedly played a pivotal role in the development of the company from clinical stage to a commercial multinational. To enable Amarin to progress on its mission, Joe championed solutions on issues that long vexed the pharmaceutical industry in areas as diverse as decriminalizing communication of truthful and non-misleading drug information under the First Amendment, expanded regulatory exclusivity incentives for naturally derived products and competitive claim advocacy.  We look forward to Joe’s guidance as we hire a new general counsel at Amarin and work together to help accelerate the company’s growth trajectory worldwide.”

“With a groundbreaking drug, untapped global markets and a talented and seasoned team in place in every company discipline, I have no doubt that Amarin’s best years lie ahead,” said Mr. Kennedy. “Working with the many talented colleagues at Amarin has been a privilege and an honor. I look forward to ensuring a smooth transition.”

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. From our scientific research foundation to our focus on clinical trials, and now our commercial expansion, we are evolving and growing rapidly. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, and Zug in Switzerland as well as commercial partners and suppliers around the world. We are committed to rethinking cardiovascular risk through the advancement of scientific understanding of the impact on society of significant residual risk that exists beyond traditional therapies, such as statins for cholesterol management.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about expectations for future progress at Amarin, accelerated growth trajectory and planned smooth management transition. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties that may individually or together impact the matters herein and cause actual results, events and performance to differ materially from such forward looking statements. Among the factors that could cause actual results to differ materially from those described or projected herein include the following: events that could impact future regulatory assessment, such as delays due to COVID-19 restrictions, later arising data, regulatory reviews and pricing assessments, and the successful implementation of commercialization plans or other information, uncertainties associated with litigation generally and patent litigation specifically; Amarin's ability generally to maintain adequate patent protection and successfully enforce patent claims against third parties; and uncertainties associated generally with research and development and regulatory submissions, reviews, action dates and approvals. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and investor FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor Inquiries:

Investor Relations

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

IR@amarincorp.com (investor inquiries)

Solebury Trout

amarinir@troutgroup.com

Media Inquiries:

Communications

Amarin Corporation plc

In U.S.: +1 (908) 892-2028

PR@amarincorp.com (media inquiries)

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